Exhibit 1

STOCK PURCHASE AGREEMENT

By and Between

QUICK-MED TECHNOLOGIES, INC.

and

PHRONESIS PARTNERS, LP

Dated as of November 30, 2004

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00000.00850

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of November 30, 2004, is made and entered into by and between QUICK-MED TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and PHRONESIS PARTNERS, L.P., a Delaware limited partnership (the “Purchaser”).  The Company and the Purchaser are hereinafter referred to collectively as the “Parties” and individually as a “Party.”  Except as otherwise indicated herein, terms in bolded italics used in this Agreement are defined in attached Appendix A hereto.

PRELIMINARY STATEMENTS

A.

The Purchaser has made an offer to the Company to purchase shares of the Company’s Common Stock pursuant to the terms of this Agreement.

B.

The Company and the Purchaser desire to enter into an agreement pursuant to which the Purchaser will purchase from the Company, and the Company will sell to the Purchaser, the Common Stock described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

STATEMENT OF AGREEMENT

ARTICLE I

ISSUANCE AND PURCHASE OF SHARES

1.1

Issuance and Purchase of Common Stock.  Subject to the terms and conditions of this Agreement, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company (i) at the  Closing (defined below), Five Million (5,000,000) shares (the “Shares”) of the Company’s Common Stock for a per share purchase price of $0.20 or an aggregate purchase price of One Million Dollars ($1,000,000) (the “Purchase Price”).

1.2

Closing.  The closing of the purchase and sale of the Shares contemplated herein (the “Closing”) shall take place at the offices of Hamilton, Lehrer & Dargan, P.A., 2 East Camino Real, Suite 202, Boca Raton, Florida 33432 at 10:00 a.m. Memphis, Tennessee time on or before November 30, 2004, or such other time, date or place as the Parties may mutually agree (the “Closing Date”).  At the Closing, (a) the Purchaser shall pay the Purchase Price to the Company, by wire transfer of immediately available funds to such account or accounts designated in writing by the Company; (b) the Company shall issue to the Purchaser the Shares and deliver to the Purchaser certificates for the Shares duly registered in the name and in the denomination specified by the Purchaser marked with the restrictive legend set forth in Section 2.1 hereof; and (c) the applicable parties shall execute and deliver the Ancillary Agreements.

1.3

Conditions to Closing.  The obligations of the Purchaser under Section 1.1 hereof to purchase the Shares are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Purchaser unless the Purchaser consents in writing thereto:

(a)

Representations and Warranties.  The representations and warranties of the Company contained in Article III hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)

Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the Ancillary Agreements that are required to be performed or complied with by it on or before the Closing.

(c)

Compliance Certificate.  The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that (i) the Company has complied with conditions specified in Sections 1.3(a), (b), (d), (e), (f), (g), (h), (i), (j) and (m) hereof and (ii) Mr. Granito has complied with conditions specified in Section 1.3(j) and (m) hereof.

(d)

Secretary’s Certificate.  The Secretary of the Company shall deliver to the Purchaser a certificate (the “Secretary’s Certificate”) certifying that (i) the articles of the Company attached to the Secretary’s Certificate is a true and correct copy of the Company’s articles of incorporation as of the date of the Closing; (ii) the bylaws attached to the Secretary’s Certificate is a true and correct copy of the Company’s bylaws as of the date of the Closing; and (iii) the Board of Directors’ approval attached to the Secretary’s Certificate is a true and correct copy of such approval.

(e)

Qualifications.  All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States, foreign jurisdictions or any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

(f)

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing shall be completed, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser.

(g)

Registration Rights Agreement.  The Company, the Purchaser and the other parties named therein shall have entered into that certain Registration Rights Agreement dated as of the date hereof, by and among the Company, the Purchaser and the other parties named therein, the form of which is attached hereto as Exhibit 1.3(g) (the “Registration Rights Agreement”).

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(h)

Stockholders Agreement.  The Company and the other stockholders of the Company named therein shall have entered into that certain Stockholders Agreement dated as of the date hereof, by and among the Company, the Purchaser and the other holders of the Company’s issued and outstanding shares of Common Stock named therein, a form of which is attached hereto as Exhibit 1.3(h) (the “Stockholders Agreement”),

(i)

Warrant.  The Company shall have executed and delivered that certain Warrant to Purchase Shares of Common Stock dated as of the date hereof and issued by the Company in favor of the Purchaser, a form of which is attached hereto as Exhibit 1.3(i) (the “Warrant”).

(j)

Conversion Agreement.  The Company and Mr. Granito shall have executed and delivered that certain Conversion Agreement dated as of the date hereof, by and among the Company, Mr. Granito and the Purchaser, a form of which is attached hereto as Exhibit 1.3(j) (the “Conversion Agreement”)

(k)

Deleted.

(l)

Receipt and Acknowledgement.  At the Closing, the Company shall deliver to the Purchaser a Receipt and Acknowledgement of the net amount of the wire transfer to the Company from the Purchaser in a form reasonably acceptable to the Purchaser.

(m)

Conversion of Granito Loans.  Mr. Granito shall have converted at least Five Hundred Thousand Dollars ($500,000.00) of the outstanding principal amount of the loans made by him to the Company (the “Converted Debt”) into shares of Common Stock at a conversion price of $0.38 per share.  Upon such conversion, the Converted Debt shall be indefeasibly discharged and paid in full and Mr. Granito shall receive an aggregate of One Million Three Hundred Fifteen Thousand Seven Hundred Ninety (1,315,790) shares of Common Stock (the “Granito Conversion Shares”).  At the Closing, Mr. Granito and the Company shall execute and deliver a cross-receipt evidencing the Company’s issuance and delivery to Mr. Granito of a stock certificate for the Granito Conversion Shares and acknowledging the indefeasible discharge and payment in full of the Converted Debt.

ARTICLE II

RESTRICTIONS ON TRANSFERABILITY

The Purchaser acknowledges that the Shares and any Warrant Shares issued upon exercise of the Warrant shall not be transferred by the Purchaser before satisfaction of the conditions specified in this Article II, and only in compliance with the Securities Act and applicable state securities laws with respect to the offer and sale of the Shares and such Warrant Shares.  The Purchaser, by entering into this Agreement and accepting the Shares, agrees to be bound by the provisions of this Agreement, including Article II.

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2.1

Restrictive Legend.  Except as otherwise provided in this Article II, each certificate representing Shares or Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF NOVEMBER 30, 2004, BETWEEN QUICK-MED TECHNOLOGIES, INC. AND PHRONESIS PARTNERS, LP, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF QUICK-MED TECHNOLOGIES, INC.  AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST.  THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF SUCH STOCK PURCHASE AGREEMENT.”

2.2

Transfers. The Purchaser will not sell, transfer or otherwise dispose of any Shares or Warrant Shares in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder.  Each certificate, if any, evidencing Shares or Warrant Shares shall bear the restrictive legend set forth in Section 2.1, until and unless in the written opinion of the transferee’s or Holder’s counsel delivered to the Company in connection with such transfer (which opinion shall be in a form satisfactory to the Company) such legend is not required or the Shares are eligible for resale in order to ensure compliance with the Securities Act.

2.3

Termination of Restrictions.  The restrictions imposed by this Article II upon the transferability and resale of the Shares and Warrant Shares shall terminate as to any portion of the Shares or Warrant Shares: (a) when such security shall be subject to an effective registration statement under the Securities Act, or (b) when the Holder thereof shall have delivered to the Company the written opinion of counsel to such Holder, which opinion shall be in a form satisfactory to the Company, that such legend is not required by the Company to ensure compliance with the Securities Act.  Whenever the restrictions imposed by this Article II shall terminate as to any Shares or Warrant Shares, as herein above provided, the Holder thereof or a permitted transferee thereof shall be entitled to receive from the Company, at the expense of the Holder, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 2.1.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to Purchaser entering into this Agreement and purchasing the Shares, the Company represents and warrants to Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date, were substituted for the date of this Agreement throughout this Article III), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the “Disclosure Schedule”).  The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

3.1

Corporate Status.  The Company is a Company duly incorporated, validly existing and in good standing under the laws of the State of Nevada.  The Company has all requisite corporate power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted and as presently proposed to be conducted.  The Company is qualified or licensed to conduct business in the State of Florida and all other jurisdictions where its ownership or leasing of property and the conduct of its business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on the Company.  There is no pending, or to the knowledge of the Company, threatened proceeding for the dissolution, liquidation or insolvency of the Company.

3.2

Compliance of the Company.

(a)

To the knowledge of the Company, the Company is not in violation of any applicable statute, rule, regulation, order, or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its respective business or the ownership of its respective properties, which violation would have a Material Adverse Effect on the Company.  To the knowledge of the Company, the Company has all franchises, permits, licenses, approvals and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect on the Company.  The Company has not received notice that it is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(b)

To the knowledge of the Company, the Company is not in violation or default of any provision of its respective charter or bylaws or in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which the Company is bound or, to the best of the Company’s knowledge, of any federal, state or foreign judgment, order, writ, decree, statute, rule or regulation applicable to the Company.

3.3

Corporate Power and Authority; Minute Books.  The Company has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Ancillary

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Agreements and the transactions contemplated thereby and hereby. Except as set forth in Section 3.3 of the Disclosure Schedule, the copy of the minute books of the Company heretofor delivered by the Company to the Purchaser contains minutes of all meetings of directors and stockholders of the Company and all actions by written consent without a meeting by the directors and stockholders of the Company since March 1, 2000.

3.4

Enforceability.  Each of this Agreement and the Ancillary Agreements has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.5

No Violation.  The execution and delivery by the Company of this Agreement and the Ancillary Agreements, the consummation by the Company of the transactions contemplated hereby and thereby, and the compliance by the Company with the terms and provisions hereof and thereof, will not (a) result in a violation or breach of, or constitute, with the giving of notice or lapse of time, or both, a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of the Company’s charter or bylaws or any Contract to which the Company is a party or by which the Company is bound, (b) violate any Requirement of Law applicable to the Company, except as specified in Section 3.2, or (c) result in the imposition of any Lien upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or its businesses, operations or properties; except in each of clauses (a), (b) and (c) where any of the foregoing would not have a Material Adverse Effect on the Company.

3.6

Consents/Approvals.  The Company has obtained any and all consents, approvals, authorizations, waivers or other actions under requirements of law or by any person(s) under any contract(s) to which the Company is a party, or by which any of its properties or assets are bound, which are required for the execution, delivery or performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such consents, authorizations, approvals, waivers or other actions would not have a Material Adverse Effect on the Company.

3.7

Capitalization.

(a)

The authorized capital of the Company consists, or will consist prior to the Closing, of One Hundred Million (100,000,000) shares of Common Stock, of which [18,530,068] shares are issued and outstanding.

(b)

As of the date hereof, the issued and outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in Section 3.7(b)(i) of the Disclosure Schedule.  Section 3.7(b)(i) of the Disclosure Schedule also sets forth the names of each holder of outstanding stock options, warrants and/or other Convertible Securities of the Company and the number of such securities held by each such Person.  Upon the sale of the Shares and the

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conversion of the Converted Debt into shares of Common Stock as contemplated herein and in the Ancillary Agreements, the issued and outstanding shares of Common Stock will be owned by the stockholders and in the numbers specified in Section 3.7(b)(ii) of the Disclosure Schedule.

(c)

Except for (i) the rights provided in the Registration Rights Agreement, (ii) the rights of Mr. Granito to exercise his conversion rights for an aggregate of 4,748,505 shares of Common Stock pursuant to those certain convertible loan agreements dated as of September 30, 2004, as amended to date, with the Company, and (iii) options and warrants to purchase 5,336,500 shares of Common Stock that are comprised of (A) options to purchase 3,246,500 shares of Common Stock and warrants to purchase 2,900,000 shares of Common Stock granted to those individuals identified in Section 3.7(d) of the Disclosure Schedule, and (B) warrants to purchase up to 2,500,000 shares of Common Stock granted to the Purchaser pursuant to the Warrant, there are no outstanding Convertible Securities, options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements for the purchase or acquisition from the Company of any shares of its capital stock.  Other than as provided in the Registration Rights Agreement and the Stockholders Agreement, the Company is not a party or subject to any agreement or understanding and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons, that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

(d)

Each share of Common Stock that is issued and outstanding is validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof.  The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Company’s articles of incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.  All of the outstanding shares of Common Stock have been issued in compliance with the Securities Act and all applicable state securities laws.

3.8

Subsidiaries.  The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.

3.9

Status. Upon delivery to the Purchaser of the certificates representing the Shares and payment of the Purchase Price in accordance with the provisions of this Agreement, the Purchaser will acquire good, valid and marketable title, without any Lien thereon, subject to the limitations on transferability contained in this Agreement or imposed pursuant to the Securities Act or state “blue-sky” laws, to and beneficial and record ownership of the Shares. Upon exercise of the Warrant and delivery to the Purchaser of the certificates representing the Warrant Shares and payment of the purchase price therefore in accordance with the provisions of the Warrant, the Purchaser will acquire good, valid and marketable title, without any Lien thereon, subject to the limitations on transferability contained in this Agreement or imposed pursuant to the Securities Act or state “blue-sky” laws, to and beneficial and record ownership of the Warrant Shares.   The Company has reserved, solely for purposes of issuance upon exercise of the Warrant, a sufficient number of shares of Common Stock to be issued upon exercise of the

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Warrant. Upon issuance of the Shares or the Warrant Shares, as applicable, to the Purchaser, the Shares or Warrant Shares, as applicable, will be validly issued, fully paid and non-assessable shares of the Company’s Common Stock.

3.10

SEC Reports.  Except as set forth in Section 3.10 of the Disclosure Schedule, since January 1, 2000, the Company has made all periodic reports required by Sections 13 and 15(d) of the Exchange Act (the “SEC Reports”) including, without limitation, the following: (i) its Annual Report on Form 10-KSB for the fiscal years ended June 30, 2000, 2001, 2002, 2003 and 2004, respectively, as filed with the SEC; and (ii) all other reports, statements and registration statements (including current reports on Form 8-K and quarterly reports on Form 10-QSB) required to be filed by it with the SEC since June 30, 2000.  The SEC Reports, when filed, complied in all material respects with applicable requirements of the Exchange Act, the Securities Act and the securities laws, rules and regulations of any state.  The SEC Reports, when filed or as amended in corrective disclosures, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company has delivered or made accessible to the Purchaser true, accurate and complete copies of the SEC Reports which were filed with the SEC since January 1, 2000.

3.11

Financial Statements.  Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the financial position of the Company as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations and cash flows of the Company for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to normal recording adjustments which might be required as a result of year-end audit and except as otherwise stated therein).  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other Person.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

3.12

Undisclosed Liabilities. Except for liabilities and losses incurred in the ordinary course of business since June 30, 2004 or as otherwise disclosed in the SEC Reports, the Company does not have any material direct or indirect indebtedness, liability, loss, damage, deficiency, or obligation, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement, that were not adequately reflected or reserved for in the financial statements contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 (the “Financial Statements”) or as otherwise disclosed in Section 3.12 of the Disclosure Schedule.

3.13

Material Changes.  Except as set forth in attached Section 3.13 of the Disclosure Schedule, since June 30, 2004 there has been no Material Adverse Change in the Company.  In addition, the description of the Company’s business contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 is not materially inconsistent with its

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current operations.  Except as set forth in Section 3.13 of the Disclosure Schedule, since June 30, 2004 there has not been: (a) any direct or indirect redemption, purchase or other acquisition by the Company of any shares of Common Stock; (b) declaration, setting aside or payment of any dividend or other distribution by the Company with respect to the Common Stock; (c) incurrence by the Company of indebtedness for borrowed money in excess of an aggregate amount of $50,000; (d) any sale of assets by the Company other than in the ordinary course of  business consistent with past practices; or (e) any loans by the Company to any officer, director, employee or other affiliate of the Company or any other material transactions between or among the Company and one or more of such affiliates.

3.14

Litigation.  Except as set forth in Section 3.14 of the Disclosure Schedule, the Company has not received any written notice of any outstanding judgments, rulings, writs, injunctions, awards or decrees of any court, Governmental Authority or other authority against the Company, which could reasonably be expected to have a Material Adverse Effect on the Company.  Except as set forth in Section 3.14 of the Disclosure Schedule, the Company is not a named party to any litigation or similar proceeding, which could reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.14 of the Disclosure Schedule, to the Company’s knowledge, no Person has threatened to bring any action, suit, proceeding or investigation against the Company that questions the validity of this Agreement, the Ancillary Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Change in the Company.  The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or currently threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business.  The Company is not a party to, or to the best of the Company’s knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality.  There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

3.15

Investment Company.  The Company is not and after giving effect to the sale of the Shares will not be an “Investment Company” or an entity “controlled” by an “Investment Company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.16

Commissions.  The Company does not owe any person a commission or fee for the consummation of the transactions contemplated herein, except for Morgan Keegan & Company, Inc., who is registered with the SEC as a broker-dealer pursuant to Section 15 of the Exchange Act.

3.17

Exemption from Registration.  Subject to and in reliance in part on the truth and accuracy of the Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Shares, the Warrant and the Warrant Shares as contemplated by this Agreement and the Ancillary Agreements are exempt from the registration requirements of the Securities Act and any applicable state securities laws.

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3.18

Patents and Trademarks; Licenses.  To the best of the Company’s knowledge (but without having conducted any special investigation or patent search), the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others.  Section 3.18 of the Disclosure Schedule contains a complete list of patents and pending patent applications of the Company.  Except for the agreements and licenses set forth in Section 3.18 of the Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other person or entity.  The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company has no knowledge that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted.  The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company, other than those which have been assigned to the Company.  Except as set forth in Section 3.18 of the Disclosure Schedule, the Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

3.19

Related-Party Transactions.  Except as set forth in Section 3.19 of the Disclosure Schedule, since March 1, 2000 no employee, officer, stockholder or director of the Company or member of his or her immediate family has been indebted to the Company, nor has the Company been indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option or purchase agreements outstanding under any stock option plan).  To the best of the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, stockholders, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies (representing less than one percent (1%) of such company) that may compete with the Company.

3.20

Employees; Employee Compensation.  To the best of the Company’s knowledge, since March 1, 2000 the Company has complied in all material respects with all applicable state and federal equal opportunity, minimum wage, immigration and other laws related to employment and termination

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of employment.  Except as disclosed in Section 3.20 of the Disclosure Schedule, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.  The Company is not aware that any officer or key employee, or any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.  Except as disclosed in Section 3.20 of the Disclosure Schedule, each current and former employee and consultant to the Company has executed a nondisclosure agreement, noncompetition agreement and agreement with the Company pursuant to which such individual has assigned to the Company his or her inventions created during the term of his or her employment by the Company.

3.21

Tax Returns, Payments, and Elections.  Except as set forth in Section 3.21 of the Disclosure Schedule, the Company has timely filed all tax returns and reports (federal, state and local) as required by law.  These returns and reports are true and correct in all material respects.  The Company has paid all taxes and other assessments due, except those contested by it in good faith.  The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof.  The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.  None of the Company’s federal income tax returns and none of its state or other local income or franchise tax or sales or use tax returns have ever been audited by governmental authorities.  Since the date of the Financial Statements, the Company has made adequate provisions in its book of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As a material inducement to the Company entering into this Agreement and selling the Shares, Purchaser represents and warrants to the Company as follows:

4.1

Investment Intent.  The Purchaser is acquiring the Shares for the Purchaser’s own account without the participation of any other person and with the intent of holding the Shares for investment and without the intent of participating directly or indirectly in a distribution of the Shares, or any portion thereof and not with a view to, or for resale in connection with, any distribution of the Shares, or any portion thereof.  Purchaser has read, understands and consulted with legal counsel regarding the limitations and requirements of Section 5 of the Securities Act. The Purchaser agrees that it will not sell or otherwise dispose of any of the Shares or any interest

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in the Shares unless such sale or other disposition has been registered or qualified (as applicable) under the Securities Act and applicable state securities laws or, in the opinion of the Purchaser’s counsel delivered to the Company (which opinion shall be in a form satisfactory to the Company) such sale or other disposition is exempt from registration or qualification under the Securities Act and applicable state securities laws.  The Purchaser understands that the sale of the Shares acquired by the Purchaser hereunder has not been registered under the Securities Act, and that the Shares and the Warrant are being offered and sold in transactions exempt from the registration and prospectus delivery requirements of the Securities Act, and that the reliance of the Company on such exemption from registration is predicated in part on these representations and warranties of the Purchaser.  The Purchaser acknowledges that pursuant to Section 2.1 a restrictive legend consistent with the foregoing has been or will be placed on the certificates representing the Shares and Warrant Shares until resale and/or transfer of the Shares or Warrant Shares, as applicable, is permitted under applicable law.

4.2

Previous Investments. The Purchaser has previously invested in securities that were restricted as to their transfer and has reviewed and understands Rule 144 of the Securities Act.

4.3

Adequate Information. The Company has made information concerning the Company available through the SEC’s electronic data gathering service, Edgar, and the Purchaser has reviewed such information that the Purchaser considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares (including but not limited to, the Company’s Forms 10-KSB for the years ended June 30, 2003 and 2004, Forms 10-QSB for the quarterly periods ended September 30, 2003, December 31, 2003 and March 31, 2004, and Current Reports on Form 8-K filed on October 6, 2003 and November 3, 2003) and has determined that no additional information pertaining to the Company is necessary.

4.4

Opportunity to Question. The Purchaser has had the opportunity to question, and, to the extent deemed necessary or appropriate by the Purchaser, has questioned representatives of the Company so as to receive answers and verify information obtained in the Purchaser’s examination of the Company, including the information that the Purchaser has reviewed in relation to its investment in the Shares.

4.5

No Other Representations. The Purchaser acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Company, any of its Subsidiaries, any of their respective businesses, properties or prospectus, possible income from the Shares or the investment contemplated herein, other than the representations and warranties set forth in Article III hereof. Except for the conversion of certain of the Company’s indebtedness as specifically described in Section 1.3, Purchaser has not made its decision to acquire additional Shares or to execute and deliver this Agreement on the basis of any belief that any officer, director or affiliate of the Company or any current stockholder of the Company would make an investment in the Company now or in the future other than as set forth in the Conversion Agreement.

4.6

Knowledge and Experience.  The Purchaser is an Accredited Investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.  The Purchaser acknowledges that no general solicitation was used by the Company to offer the Shares.

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4.7

Independent Decision.  The Purchaser is not relying on the Company with respect to the financial or tax considerations of the Purchaser relating to its investment in the Shares. The Purchaser has relied solely on the representations, warranties, covenants and agreements of the Company in this Agreement and the Ancillary Agreements (including the Schedules hereto and thereto) and independent investigation in making its decision to acquire the Shares. The Purchaser has been afforded the opportunity to obtain, and has been furnished, all material that it has requested relating to the Company and the offering and sale of the Shares (other than certain privileged and confidential documents relating to Euro Atlantic Capital and Michael Karsch prepared by the Company’s counsel). The Purchaser has consulted with its own attorneys, accountants, and financial advisors prior to investing in the Shares offered by the Company.

4.8

Legal Existence, Approval and Authority.  The Purchaser has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the state of Delaware with full power and authority to acquire and hold the Shares, the Warrant and the Warrant Shares and to execute, deliver and comply with the terms of this Agreement, the Ancillary Agreements and such other documents required to be executed and delivered by the Purchaser in connection with this Agreement. Proper proceedings of the Purchaser have occurred to authorize the execution and delivery of this Agreement by the Purchaser and the Purchaser has approved this Agreement and the transactions contemplated hereby.

4.9

Status of Purchaser.  The Purchaser represents that it is not a nominee for any other person or entity and, to its actual knowledge, none of its partners or members are nominees for any other person or entity (other than for estate planning and other legitimate business purposes that will not result in any violation of any applicable law or regulation or any additional reporting or disclosure obligations of the Company).  The Purchaser’s management is not acting at the request or direction of any third party. The purchase of the Shares by the Purchaser is not contingent upon any other agreement, conditions or understandings in regard to the purchase of Shares of the Company by the Purchaser or any other third party.

4.10

No Defaults or Conflicts.  The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder does not conflict with or constitute a default under any instruments governing the Purchaser, or any law, regulation, order or agreement to which the Purchaser is a party or to which the Purchaser is bound.

4.11

Validity; Enforceability; Binding Effect.  This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.  The Purchaser is not a partnership, common trust fund, special trust, pension fund, retirement plan or other entity in which the partners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof.

4.12

Confidentiality.  The Purchaser has agreed not to disclose and to maintain as confidential and use solely for purposes of evaluating the transaction described herein all non-

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public information related to the Company of which it is in possession.  Unless required by law, the Purchaser has not disclosed and shall not disclose, and shall maintain confidential any non-public information related to the Company, provided that the undersigned may disclose such information to any of its advisors, attorneys and accountants, if such advisor, attorney and/or accountant shall have agreed to be bound by this provision.  The Purchaser has agreed not to effect any transaction in the Company's Common Stock or other securities in violation of any applicable law based upon any material nonpublic information related to the Company of which it is in possession.

4.13

SEC Compliance by Purchaser.  In the event that the Purchaser becomes the holder of 5% or more of the Company's Common Stock or other Exchange Act registered securities of the Company, the Purchaser will file a Schedule 13D, and any other schedules or filings required by the securities laws, reflecting the Purchaser’s ownership in such time period as mandated by applicable law. The Purchaser acknowledges that there is a duty to update the Schedule 13D when any material change in such holdings occurs.  Additionally, in the event that the Purchaser becomes the holder of over 10% of the Company’s Common Stock, the Purchaser will file a Form 3 initial individual report with the SEC detailing beneficial ownership of Company stock; and subsequent Form 4 with the SEC in any month when a change in beneficial ownership of Company stock occurs and a Form 5 annually, when required by applicable law.  The Purchaser represents that the Purchaser has read, understands and consulted with legal counsel regarding the requirements of Section 16 of the Exchange Act, the requirements of Form 3, Form 4, Form 5 and Schedule 13D.  The Purchaser intends to comply with all applicable securities rules and regulations.

4.14

No Approval. The Purchaser understands that the Shares offered hereunder have not been approved or disapproved by the SEC or any State Securities Commission nor has the SEC or any State Securities Commission passed upon the accuracy of any information provided to the Purchaser or made any finding or determination as to the fairness of the offering of the Shares of the Company.

4.15

Risk of the Investment.  The Purchaser understands that the Purchaser could lose its entire investment in the Shares and may never receive any income from the Shares. The Purchaser acknowledges that it must continue to bear the economic risk of the investment in the Shares for an indefinite period of time. The Purchaser realizes that the Shares are a highly speculative investment involving a high degree of risk and are suitable only for persons of substantial means who have no need for liquidity with respect to their investment in the Shares and who can afford a total loss of their entire investment without hardship.

4.16

Commissions and Finders Fees.  Except as provided herein, the Purchaser is not aware of any remuneration or commission which is to be paid to any person, directly or indirectly, in connection with soliciting the purchase of the Shares.

4.17

Source of Funds for Purchaser.  The Purchaser represents that all amounts to be tendered pursuant to this Agreement  are legally obtained funds of the Purchaser and that such funds were not obtained from any unlawful activity.

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4.18

No Bankruptcy and No Criminal Convictions.  To the actual knowledge of the general partner of the Purchaser without any investigation, none of the officers, directors, managers, control persons, partners or holders of more than 5% of the Purchaser’s partnership interests has been subject to the following:

(a)

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past five (5) years;

(b)

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)

Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d)

Any finding by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission that such person violated a federal or state securities or commodities law, which finding has not been reversed, suspended or vacated.

ARTICLE V

COVENANTS

5.1

Filings.  The Company and the Purchaser shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. Within fifteen (15) days after the Closing, the Company will file a Form D with the SEC as required by Regulation D.

5.2

Further Assurances.  The Company and the Purchaser shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably required to effectuate, carry out and comply with all of the terms of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

5.3

Cooperation.  The Company and the Purchaser agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any requirement of law applicable to the Company or the Purchaser in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and to use their respective commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.  Except as may be specifically required hereunder, none of the Parties or their respective affiliates shall be required to agree to take any action that in the reasonable opinion of such Party would result in or produce a Material Adverse Effect on such Party.

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5.4

Use of Proceeds.  The Company covenants that the proceeds from the sale of the Common Stock hereunder shall be used for working capital and to fund the Company’s growth plan in a manner consistent, in all material respects, with the purposes detailed in Schedule 5.4 attached hereto.  In no event shall the Company use the proceeds from the sale of the Shares hereunder (a) to make a dividend to the Company’s stockholders, (b) to repurchase outstanding shares of Common Stock, (c) to make any unscheduled repayment of indebtedness owed to David S. Lerner or Mr. Granito, or (d) to acquire a business unrelated to the Company’s current business, without the prior consent of the Purchaser.

5.5

Board Meetings.  The Company shall use its best efforts to cause the Company’s Board of Directors (the “Board”) to meet at least quarterly in person or by teleconference as permitted by applicable law.

5.6

Related Party Transactions.  So long as the Purchaser owns at least 50% of the shares of Common Stock purchased by it pursuant to the provisions of this Agreement, the prior written approval of the Purchaser shall be required in order for the Company to consummate, or to cause any of its subsidiaries to consummate, any Related Party Transaction (as defined in the Stockholders Agreement) prior to the earlier of (i) the APT Date (as defined in the Stockholders Agreement) or (ii) the eight anniversary of the Closing Date.

5.7

Public Information. So long as the Purchaser owns any shares of Common Stock, the Company shall (i) make and keep public information available as those terms are set forth or referred to in Rule 144 promulgated under the Securities Act and (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

5.8

Survival.  The provisions of this Article V shall survive the Closing and the consummation of the transactions contemplated hereby.

ARTICLE VI

INDEMNIFICATION

6.1

Indemnification Generally.  The Company and the Purchaser shall indemnify each other, including any of their respective officers, directors, employees, agents, investment advisers and controlling persons, from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, closing costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies resulting from any breach of a representation, warranty or covenant by the Indemnifying Party (as hereinafter defined) contained herein (including indemnification by the Company of the Purchaser for any failure by the Company to deliver, or for any failure by the Purchaser to receive, stock certificates representing the Shares on the Closing Date, as applicable) (“Losses”).  Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any Losses to the extent such Losses arise out of, result from, or are increased by, the

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breach of this Agreement by, or the fraudulent acts or gross negligence of, the Indemnified Party (as hereinafter defined).

6.2

Indemnification Procedures.  Each Person entitled to indemnification under this Article VI (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Article VI (an “Indemnifying Party”) of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing in respect of which indemnity may be sought hereunder; provided, however, failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party.  Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and after such assumption the Indemnified Party shall not be entitled to reimbursement of any legal expenses incurred by it in connection with such action except as described below.  In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, or (b) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual conflicting interests between them.  An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party an actual conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.  The Indemnifying Party shall not be liable for any closing of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any Losses.

ARTICLE VII

MISCELLANEOUS

7.1

Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such Party shall designate in writing to the other Party):

If to the Company to:

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Quick-Med Technologies, Inc.

401 N.E. 25th Terrace

Boca Raton, Florida 33431

Attention: David S. Lerner - President

Telecopy:  (561) 750-4203

with a copy to:

Hamilton, Lehrer & Dargan, P.A.

2 East Camino Real, Suite 202

Boca Raton, Florida 33432

Attention: Frederick M. Lehrer

Telecopy: (561) 416-2855

If to a Purchaser, at its last known address appearing on the books of the Company maintained for such purpose with a copy to:

Phronesis Partners, L.P.

180 East Broad Street, Suite 1704

Columbus, Ohio  43215

Attention:  James E. Wiggins, General Partner

Fax:  (614) 224-3900

7.2

Loss or Mutilation.  Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a certificate representing Shares or Warrant Shares and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder or an affiliate thereof in the form reasonably acceptable to the Company shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new stock certificate of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if the certificate representing Shares or Warrant Shares, as applicable, in identifiable form is surrendered to the Company for cancellation.

7.3

Survival.  Each representation, warranty, covenant and agreement of the Parties set forth in this Agreement is independent of each other representation, warranty, covenant and agreement.  Each representation and warranty made by any Party in this Agreement shall survive the Closing for a period of twenty-four (24) months.  The Purchaser expressly acknowledges that, pursuant to Section 2.1, a restrictive legend will be placed on the certificates representing the Shares until such legend is permitted to be removed under applicable law.

7.4

Remedies.

(a)

Each Party acknowledges that the other Parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such Party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each Party in addition to and without limiting any other remedy or right such Party may have, shall have the right to an injunction or other equitable relief in any court of competent

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jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof.

(b)

All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

7.5

Entire Agreement.  This Agreement and the Ancillary Agreements (including the exhibits, appendices and schedules attached hereto and thereto) contain the entire understanding of the Parties in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings between or among the Parties with respect to such subject matter.  The exhibits, appendices and schedules hereto constitute a part hereof as though set forth in full above.

7.6

Expenses; Taxes.  Except as otherwise provided in Article VI of this Agreement, the Parties shall pay their own fees and expenses; however, the Company shall pay or reimburse the Purchaser up to a maximum amount of $25,000 for attorneys’ fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements, payment of which shall only be made and due at the Closing.  Further, except as otherwise provided in this Agreement, any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of or otherwise assessable against the business or property (in general) of the Purchaser) arising out of the sale of the Shares, the Warrant or any Warrant Shares by the Company to the Purchaser shall be paid by the Company.

7.7

Amendment.  This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and the Purchaser.

7.8

Waiver.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the Parties under this Agreement are in addition to all other rights and remedies, at law or equity that they may have against each other.

7.9

Binding Effect; Assignment.  The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and legal assigns.

7.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

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7.11

Headings.  The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

7.12

Governing law; interpretation.  The corporate law of the State of Nevada shall govern all issues and questions concerning the relative rights of the Company and its stockholders.  All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits (except as otherwise set forth therein) and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

7.13

Severability.  The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement.  However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

7.14

Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.  The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

THE PURCHASER:

THE COMPANY:

PHRONESIS PARTNERS, L.P.

QUICK-MED TECHNOLOGIES, INC.

By:

By:

         James E. Wiggins, General Partner

          David S. Lerner, President

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APPENDIX A

DEFINITIONS

Defined Terms.  As used herein the following terms shall have the following meanings:

“Agreement” means this Stock Purchase Agreement.

“Ancillary Agreements” means the Registration Rights Agreement, the Stockholders Agreement, the Conversion Agreement and the Warrant.

“Board” has the meaning set forth in Section 5.5 of this Agreement.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Closing” has the meaning set forth in Section 1.3 of this Agreement.

“Closing Date” has the meaning set forth in Section 1.3 of this Agreement.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring Company received by or distributed to the holders of Common Stock of the Company.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company’s Counsel’s Opinion” has the meaning set forth in Section 1.2 of this Agreement.

“Contract” means any agreement, indenture, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, mortgage, restriction, commitment, obligation, or other contract, agreement or instrument (whether written or oral).

“Conversion Agreement” has the meaning set forth in Section 1.3(j) of this Agreement.

“Converted Debt” has the meaning set forth in Section 1.3(m) of this Agreement.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for additional shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Disclosure Schedule” has the meaning set forth in Article III of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Financial Statements” has the meaning set forth in Section 3.12 of this Agreement.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“Holder” means each Person in whose name the Shares are registered on the books of the Company maintained for such purpose.

“Indemnified Party” has the meaning set forth in Section 6.2 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 6.2 of this Agreement.

“Granito Conversion Shares” has the meaning set forth in Section 1.3(m) of this Agreement.

“Shares” has the meaning set forth in Section 1.1 of this Agreement.

“Lien” means any mortgage, pledge, security interest, assessment, encumbrance, lien, lease, sublease, adverse claim, levy, or charge of any kind, or any conditional Contract, title retention Contract or other contract to give or refrain from giving any of the foregoing.

“Losses” has the meaning set forth in Section 6.1 of this Agreement.

“Material Adverse Change” or “Material Adverse Effect” means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the financial condition, business, results of operations, or prospects of such Person.

“Mr. Granito” means Michael R. Granito, an individual, who as of the date hereof serves as the Chairman of the Board of Directors of the Company.

“Party” and “Parties” have the meanings set forth in the Preamble of this Agreement.

Appendix A-2

 “Person(s)” means any individual, sole proprietorship, partnership, joint venture, trust, limited liability company, incorporated organization, association, Company, institution, public benefit Company, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Purchase Price” has the meaning set forth in Section 1.1 of this agreement.

“Purchaser” has the meaning set forth in the Preamble of this Agreement.

“Requirement of Law” means as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.10 of this Agreement.

“Secretary’s Certificate” has the meaning set forth in Section 1.3(d) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the applicable time.

“Shares” has the meaning set forth in Section 1.1 of this Agreement.

“Stockholders Agreement” has the meaning set forth in Section 1.3(h) of this Agreement.

“Warrant” has the meaning set forth in Section 1.3(i) of this Agreement.

“Warrant Shares” means shares of Common Stock issued or issuable upon exercise of the Warrant.

Other Definitional Provisions.

(a)

All references to “dollars” or “$” refer to currency of the United States of America.

(b)

Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)

All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP.

Appendix A-3

(d)

As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

(e)

The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits or schedules hereto) and not to any particular provision of this Agreement.

Appendix A-4

EXHIBIT 1.3(h)

Stockholders Agreement

See attached.

EXHIBIT 1.3(i)

Stock Purchase Warrant

See attached.

EXHIBIT 1.3(j)

Conversion Agreement

See attached.

LIST OF SCHEDULES

DISCLOSURE SCHEDULE:

Section 3.7(b)(i)

Stockholders (Actual)

Section 3.7(b)(ii)

Stockholders (Pro Forma)

Section 3.7(d)

Options and Warrants

Section 3.10

SEC Reports

Section 3.12

Liabilities

Section 3.13

Material Changes

Section 3.14

Litigation

Section 3.18

Patents and Trademarks

Section 3.19

Related Party Transactions

Section 3.20

Employees

SCHEDULE 5.4

Use of Proceeds